UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2012

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

(Address of principal executive offices, including zip code)

(425) 354-5038

(Registrant’s telephone number, including area code)

AVI BioPharma, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 11, 2012, Sarepta Therapeutics, Inc., formerly known as AVI BioPharma, Inc. (“Sarepta” or the “Company”), filed an amendment (the “Amendment”) to its Fourth Restated and Amended Articles of Incorporation (the “Articles of Incorporation”) with the Secretary of State of the State of Oregon to (i) change its name from “AVI BioPharma, Inc.” to “Sarepta Therapeutics, Inc.” and (ii) effect a 1-for-6 reverse stock split of its common stock.

As disclosed in Item 5.07 of this report, on July 10, 2012, Sarepta’s shareholders, by an affirmative vote of at least a majority of the shares of common stock outstanding and entitled to vote on the matters, approved (i) a proposal authorizing the Company to amend Article I of its Articles of Incorporation to change its name from “AVI BioPharma, Inc.” to “Sarepta Therapeutics, Inc.” and (ii) a proposal authorizing the Company’s board of directors (the “Board”), in its discretion, to effect a reverse stock split of the Company’s outstanding shares of common stock at any whole number ratio not less than 1-for-4 and not greater than 1-for-6. On July 10, 2012, the Board approved the reverse stock split and the 1-for-6 split ratio.

As a result of the reverse stock split, every six shares of the Company’s pre-reverse split common stock will be converted automatically into one share of common stock. No fractional shares will be issued as a result of the reverse stock split, and shareholders who otherwise would be entitled to a fractional share will receive, in lieu thereof, a cash payment equal to the average closing price of the Company’s common stock as quoted on NASDAQ for the five trading days immediately preceding July 11, 2012, multiplied by the number of shares of pre-split common stock held by the shareholder that would otherwise have been exchanged for such fractional share. Also, as a result of the reverse stock split, the number of the authorized shares of the Company’s common stock and preferred stock will be reduced automatically and proportionately. The reverse stock split will not alter the par value of the Company’s common stock or preferred stock or modify any voting rights or other terms of the Company’s common stock or preferred stock. Proportional adjustments will be made to shares of the Company’s common stock issuable upon exercise or conversion of the Company’s outstanding warrants and stock options and the applicable per share exercise price or conversion price of such securities in accordance with their terms.

In connection with the name change, the Company’s ticker symbol on NASDAQ was changed from “AVII” to “SRPT,” effective as of July 12, 2012.

The Amendment is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Company’s 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting”) and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter. The matters voted upon were as follows:

1.	The election of four Group I directors for two-year terms.

Name of Nominee	For	Withheld	Broker Non-Votes
Christopher Garabedian	60,517,054	2,352,775	53,685,158
William Goolsbee	59,631,198	3,238,631	53,685,158
Gil Price, M.D.	54,992,366	7,877,463	53,685,158
Hans Wigzell, M.D., Ph.D.	57,002,819	5,867,010	53,685,158

Pursuant to the foregoing votes, the nominees listed above were elected to serve on the Board. There were no additional director nominations brought before the meeting.

2.	Approval of a proposal to change the Company’s state of incorporation from Oregon to Delaware.

For	Against	Abstain	Broker Non-Votes
59,470,663	3,225,277	173,889	53,685,158

Approval of the proposal to change the Company’s state of incorporation from Oregon to Delaware required the affirmative vote of at least 50% of the shares of common stock outstanding and entitled to vote on the matter. Of the shares of common stock actually voted on the proposal, approximately 95% approved the proposal to reincorporate in Delaware but the total affirmative votes received was only approximately 44% of the total shares of common stock entitled to vote. Therefore, the proposal to reincorporate in Delaware did not meet the minimum number of affirmative votes required to be approved.

3.	Approval of a proposal to change the Company’s name from “AVI BioPharma, Inc.” to “Sarepta Therapeutics, Inc.”

For	Against	Abstain	Broker Non-Votes
104,286,234	11,619,167	649,586	0

Pursuant to the foregoing votes, the proposal to change the Company’s name from “AVI BioPharma, Inc.” to “Sarepta Therapeutics, Inc.” was approved.

4.	Approval of a proposal to amend the Company’s Articles of Incorporation to effect a reverse stock split at any whole number ratio not less than 1-for-4 and not greater than 1-for-6, with the exact ratio to be set within such range in the discretion of the board of directors, and the related proportional decrease in the number of authorized shares of our common stock and preferred stock, to be effected in the sole discretion of the board of directors at any time prior to our next annual meeting of shareholders without further approval or authorization of our shareholders.

For	Against	Abstain	Broker Non-Votes
93,284,765	16,766,307	6,503,915	0

Pursuant to the foregoing votes, the proposal to amend the Company’s Articles of Incorporation to effect a reverse stock split was approved.

5.	Approval of the 2011 compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
54,922,764	7,300,312	646,753	53,685,158

Pursuant to the foregoing votes, the 2011 compensation of the Company’s named executive officers was approved.

6.	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the current year ending December 31, 2012.

For	Against	Abstain	Broker Non-Votes
113,637,455	2,148,202	769,330	19,188,800

Pursuant to the foregoing votes, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 was ratified.

Item 8.01 Other Events.

On July 12, 2012, the Company issued a press release announcing the name change and the 1-for-6 reverse stock split. A copy of the press release is filed as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Exhibits.

Exhibit No.	Description

3.1	Amendment to Fourth Restated and Amended Articles of Incorporation.

99.1	Press release dated July 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Christopher Garabedian
Christopher Garabedian
President and Chief Executive Officer

Date: July 12, 2012

Exhibit Index

Exhibit No.	Description

3.1	Amendment to Fourth Restated and Amended Articles of Incorporation.

99.1	Press release dated July 12, 2012.